Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Socket Mobile, Inc. of our report dated March 28, 2014, relating to the financial statements of Socket Mobile, Inc. (the “Company”) as of December 31, 2013 and 2012, and for the years then ended, included in this Annual Report (Form 10-K) for the years ended December 31, 2013 and 2012:

  Registration Statement on Form S-3 and Form S-3/A (No. 333-100754) pertaining to the 4,844,797 (post reverse split 484,480) shares of common stock of the Company;
  Registration Statement on Form S-3 (No. 333-87348) pertaining to the 500,104 (post reverse split 50,010) shares of common stock of the Company;
  Registration Statement on Form S-3 (No. 333-96231) pertaining to the 2,662,638 (post reverse split 266,263) shares of common stock of the Company;
  Registration Statement on Form S-3 (No. 333-159923) pertaining to the 645,981 shares of common stock of the Company;
  Registration Statements on Form S-3 and Form S-3/A (No. 333-171267) pertaining to the 1,310,398 shares of common stock of the Company;
  Registration Statements on Form S-8 (Nos. 333-180055, 333-172950, 333-165984, 333-157975, 333-149688, 333-141587, 333-132345 and 333-123396) pertaining to the 2004 Equity Incentive Plan;

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT
March 28, 2014